                             SEVERANCE AGREEMENT
                                    And
                                  RELEASE


     THIS SEVERANCE AGREEMENT AND RELEASE AGREEMENT (the 'Agreement') dated as of this 24th day of March, 1999, made by and between Frederick J. Groser (hereinafter referred to as 'Employee'), and R.H. Donnelley Corporation (hereinafter, unless the context indicates to the contrary, deemed to include its subsidiaries, partnerships and affiliates and referred to as 'the Company').

     WITNESSETH THAT:

     WHEREAS, Employee has been employed by the Company pursuant to the terms of an Employment Agreement dated September 28, 1998 (the 'Employment Agreement'); and

     WHEREAS, Employee shall be terminated from the Company as of March 31, 1999 (the 'Termination Date');

     WHEREAS, Section 8(h) of the Employment Agreement requires Employee to execute a general release of claims in favor of the Company as a condition to receiving benefits and payments under the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter provided and of the actions taken pursuant thereto, the parties agree as follows:

     1. Termination Date. Employee's employment with the Company, and Employee's membership on any committees, is terminated, effective on the Termination Date.

     2. Severance Payment. In addition to the severance payments that Employee is entitled to receive pursuant to Section 8(c) of the Employment Agreement, Employee shall be entitled to receive, subject to the approval of the Company's Compensation and Benefits Committee, on account of the performance shares awarded to Employee under the Key Employees' Performance Unit Plan for the performance period from July 1, 1998 through December 31, 1999, the amount of $230,000, which amount shall be payable in cash as of March 31, 2000 (the 'Pers Payment').

     3.   Non-Competition.  In addition to all of the restrictions set forth in
Section 12 of the Employment Agreement (the 'Non-Compete Provisions'), as consideration for the Pers Payment, Employee hereby agrees that Employee shall not be permitted, for the period commencing on the Termination Date through March 31, 2000, to be engaged in any way with either Yellow Book USA, L.P. or TransWestern Publishing, or their respective subsidiaries, partnerships, affiliates, successors and assigns whether such engagement is as an officer, director, employee, partner, investor, consultant, advisor, agent, sales representative or other participant. In the event of a breach of the foregoing covenant (the 'Employment Restriction Provision') or the Non-Compete
Provisions, Employee shall forfeit all rights to the Pers Payment.   Moreover,
Employee acknowledges and agrees that the Employment Restriction Provision is an essential element of the parties' agreement with respect to the Pers Payment, is a material inducement for the Company to make the Pers Payment and the breach thereof would be a material breach of this Agreement. Employee further acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of the Employment Restriction Provision would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     4.   Release.

          a. Except with respect to Employee's rights hereunder or under the Employment Agreement, Employee, Employee's representatives, successors and assigns releases and forever discharges the Company and its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan from any and all claims, demands, debts, damages, injuries, actions or rights of action of any nature whatsoever (collectively 'Claims'), whether known or unknown, which Employee had, now has or may have against the Company, its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan, from the beginning of Employee's employment to and including the date of this Agreement, including, without limitation, Claims relating to or arising out of Employee's employment with the Company or the termination of such employment. Employee represents that Employee has not filed any action, complaint, charge, grievance or arbitration against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan.

          b. Employee covenants that neither Employee, nor any of Employee's respective heirs, representatives, successors or assigns, will commence, prosecute or cause to be commenced or prosecuted against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan any action or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are being released by this Agreement, nor will Employee seek to challenge the validity of this Agreement, except that this covenant not to sue does not affect Employee's future right to enforce appropriately the terms of this Agreement in a court of competent jurisdiction.

     5. Employee Acknowledgments. Employee acknowledges that (a) Employee has been advised to consult with an attorney at Employee's own expense before executing this Agreement and that Employee has been advised by an attorney or has knowingly waived Employee's right to do so, (b) Employee has been offered a period of at least twenty-one (21) days to consider this Agreement, (c) Employee has a period of seven (7) days from the date hereof within which to revoke it and that this Agreement will not become effective or enforceable until the expiration of this seven (7) day revocation period, (d) Employee fully understands the terms and contents of this Agreement and freely, voluntarily, knowingly and without coercion enters into this Agreement, and (e) the waiver or release by Employee of rights or claims Employee may have under Title VII of the Civil Rights Act of 1964, The Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Rehabilitation Act, the Worker Adjustment and Retraining Act (all as amended) and/or any other local, state or federal law dealing with employment or the termination thereof is knowing and voluntary and, accordingly, that it shall be a breach of this Agreement to institute any action or to recover any damages that would be in conflict with or contrary to this acknowledgment or the releases Employee has granted hereunder. Employee understands and agrees that the Company's payment of money and other benefits to Employee and Employee's signing of this Agreement does not in any way indicate that Employee has any viable claims against the Company or that the Company admits any liability whatsoever.

     6. Notice of Termination. Employee hereby waives the Notice of Termination provided for in Section 8(g) of the Employment Agreement.

     7. Entire Agreement. This Agreement, together with the Employment Agreement, as hereby amended, constitutes the entire agreement of the parties with respect to the subject matter hereof. It shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives but neither this Agreement nor any rights hereunder shall be assignable by Employee without the Company's written consent.

     8. Severability. If for any reason any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid by a court of competent jurisdiction, such circumstances shall not have the effect of rendering such provision invalid in any other case or rendering any other provisions of this Agreement inoperative, unenforceable or invalid.

     9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent superseded by applicable federal law.

     IN WITNESS WHEREOF, Employee and R.H. Donnelley Corporation, by its duly authorized agent, have hereunder executed this Agreement.


                              ______________________________
                              Frederick J. Groser


                              R.H. DONNELLEY CORPORATION

                              ______________________________
                              Title: